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Crown Crafts, Inc.

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July 27, 2010
CROWN CRAFTS BOARD APPROVES EARLY TERMINATION OF SHAREHOLDER RIGHTS PLAN
Gonzales, Louisiana — Crown Crafts, Inc. (the “Company”) (NASDAQ-CM: CRWS) announced today that its Board of Directors has voted unanimously to terminate the Company’s shareholder rights plan. The Board’s action will accelerate the expiration of the plan, which had been set to expire on March 31, 2014.
“The Company’s Board of Directors has always taken seriously its fiduciary duties to protect the long-term interests of all shareholders. So, in April 2009, when the Company’s shares were trading at approximately $1.90 per share and macroeconomic conditions were extremely volatile, the Board determined that action was appropriate to protect its shareholders. The Board extended the shareholder rights plan at that time with the full knowledge that it would regularly evaluate the plan as the Company’s valuation and the broader markets recovered,” said E. Randall Chestnut, Chairman, President and Chief Executive Officer. “With the current price at $4.00 per share as of the close of trading on July 26, 2010 and an aggressive five-year growth strategy in place to fully leverage the various growth opportunities becoming available in today’s more stable marketplace, the Board, in its diligent effort to act according to the best interests of all shareholders, has decided that this plan is no longer necessary.”
“The Board takes great pride in its track record of responsibly serving the best interests of Crown Crafts shareholders, as well as its commitment to strong corporate governance policies and practices,” said Zenon S. Nie, the Company’s independent Lead Director. “Today’s action is further evidence of the Board’s vigilant efforts to ensure the long-term value of Crown Crafts for all of its shareholders.”
916 S. Burnside Avenue * PO Box 1028 * Gonzales, LA 70707-1028 * (225) 647-9100 * Fax (225) 647-9104

About Crown Crafts, Inc.
Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding; blankets; nursery accessories; room décor; burp cloths; bathing accessories; reusable and disposable bibs; and disposable placemats, floor mats, toilet seat covers and changing mats. The Company’s operating subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest producer of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers. www.crowncrafts.com.
Contact:
Investor Relations Department (225) 647-9146
or
Halliburton Investor Relations (972) 458-8000
Forward-Looking Statements
The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

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